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                                 EXHIBIT 10(1)

                              MARKETING AGREEMENT

    THIS AGREEMENT IS MADE as of the 1st day of October, 1997, between INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust, 12 South Main, Minot, ND, (hereinafter "IRET"), and ROGER DOMRES d/b/a ND INVESTMENT BANKERS, 216 South Broadway, P.O. Box 656, Minot, ND 58702, (hereinafter "DOMRES").

    The purpose of this agreement is to provide for DOMRES to promote and develop the primary market for shares of Beneficial Interest of IRET by finding, training and further developing new brokerage firms to sell said IRET shares pursuant to registered primary offerings of said shares with the Securities and Exchange Commission and various states.

    NASD COMPLIANCE. DOMRES shall be responsible for ensuring that this agreement is in compliance with all rules and regulations of the National Association of Securities Dealers and shall make all necessary filings and reports with NASD.

    TERM OF AGREEMENT. This agreement shall become effective on October 1, 1997, and shall continue for a term of two years and shall continue thereafter until terminated by either party with 60 days' advance written notice, provided that the agreement shall terminate immediately if not in compliance with any applicable NASD or securities rules or regulations. Further, if IRET is unable to continue its listing on the NASDAQ Small-Cap Market because of a lack of Market Makers, it shall have the option to terminate this agreement upon 30 days' written notice.

    SERVICES PROVIDED. DOMRES agrees to use his best efforts to recruit, train and encourage individual brokers and brokerage firms not now marketing IRET shares on the primary market to offer and sell said IRET shares.

    EXISTING IRET BROKERS. The following brokerage firms are presently a party to a marketing agreement with IRET and any IRET shares sold by said firms are not a part of this marketing agreement:

American Investment Services, Inc.          Inland National Securities, Inc.
Phil Chang, President                       David Theusch, President
600 High Point Lane                         21 South Main
E. Peoria, IL 61611-2533                    Minot, ND 58701

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Garry Pierce Financial Services, LLP       ND Capital Inc.
2910 E. Broadway Ave., Suite 33            Bob Walstad, President
Bismarck, ND 58501                         1 North Main St.
                                           Minot, ND 58703

    In addition, IRET reserves the right to locate and enter into Securities Sales Agreements with other brokerage firms who, independent of the efforts of DOMRES, agree to market IRET primary shares. Any disagreement between IRET and DOMRES as to whether a new brokerage firm who agrees to market IRET shares has been produced by the efforts of DOMRES and is therefore subject to the compensation provisions of this agreement shall be settled by arbitration pursuant to the provisions of Chapter 32-29.2 of the North Dakota Century Code with each party appointing one arbitrator and the two selecting a third, and the arbitration procedure conducted as provided in said Chapter 32-29.2.

    COMPENSATION. For his services in promoting the sale of IRET securities on the primary market, DOMRES shall receive 2% of the market price for all IRET shares sold on the primary market by brokers and brokerage firms procured by the efforts of DOMRES and subject to this agreement. At the inception of this agreement, all sales by brokers affiliated with Huntingdon Securities Corporation, 216 South Broadway, Minot, ND 58701, Berthel Fisher Financial Services, Inc., 100 2nd Street SE, Cedar Rapids, IA 52401, and Primevest Financial Services, Inc., 400 First Street South, Suite 300, St. Cloud, MN 56301, shall be regarded as sales to be compensated under this agreement. When DOMRES procures other brokerage firms, he shall submit the name and address of said brokerage firm, together with an executed securities marketing agreement between said brokerage firm and IRET and an addendum to this agreement shall be prepared and signed by the parties indicating that future sales by said brokerage firm shall entitle DOMRES to the compensation herein provided. Any dispute between the parties concerning the appropriate compensation payable under this agreement shall be submitted to arbitration as hereinabove provided.

    PAYMENT OF COMPENSATION. All compensation earned by DOMRES under this agreement shall be paid on a monthly basis for all sales that have occurred in such month and shall be paid by IRET by the 10th day of the following month.

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    AGREEMENT BINDING.  This agreement shall be binding on and shall inure to the benefit of the parties hereto, their heirs, successors and assigns.

INVESTORS REAL ESTATE TRUST,                ND INVESTMENT BANKERS
a North Dakota Real Estate
Investment Trust

BY /s/                                      BY /s/
   ---------------------------------           -------------------------------
   Thomas A. Wentz, Vice-President             ROGER DOMRES







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